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                                                                      Exhibit 24

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and/or officers of M&T Bank Corporation, a corporation organized under the laws of the State of New York (the "Corporation"), hereby constitute and appoint Robert G. Wilmers, Michael P. Pinto, Michael S. Piemonte, Richard A. Lammert and Brian R. Yoshida, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a registration statement (the "Registration Statement") on Form S-3 or any other appropriate form, and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), and pursuant to Rule 415 thereunder, of (i) the Corporation's unsecured debt securities ("Debt Securities") which may include junior subordinated debt obligations to be issued to one or more grantor trusts to be formed by the Corporation ("Trusts"), (ii) shares of the Corporation's common stock, par value $0.50 per share ("Common Stock"), (iii) shares of the Corporation's preferred stock, par value $1.00 per share ("Preferred Stock"), (iv) warrants for the purchase of Debt Securities, Common Stock, Depositary Shares (as hereinafter defined) or Preferred Stock ("Warrants") and (v) guarantees by the Corporation of the preferred trust interests of one or more Trusts, with a proposed maximum aggregate offering price for such Debt Securities, Common Stock, Preferred Stock and Warrants of up to $3,000,000,000, plus (i) an indeterminate number of shares of Common Stock issuable (A) upon conversion of shares of Preferred Stock, to the extent any of such shares of Preferred Stock are by their terms convertible into Common Stock or (B) upon exercise of Warrants, (ii) an indeterminate number of shares of Preferred Stock (A) in the form of depositary shares ("Depositary Shares") to be evidenced by depositary receipts to be issued pursuant to a Deposit Agreement in the event the Corporation elects to offer to the public fractional interests in shares of Preferred Stock and (B) upon exercise of Warrants and (iii) an indeterminate amount of Debt Securities issuable upon exercise of Warrants; and in connection with any and all amendments to the Registration Statement and all instruments necessary or in connection therewith, including to sign the Registration Statement and any and all amendments and supplements relating thereto (including stickers and post-effective amendments), in the name and on behalf of the Corporation and in the name and on behalf of such officer or director of the Corporation, to sign any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act, to attest to the seal of the Corporation thereon, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory organization, hereby granting to such attorneys-in-fact and agents, each acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any such officer or director might or could do in person; and such persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Corporation as they, in their sole discretion, deem necessary or appropriate;

         And each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.

Dated: May 20, 2003

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/s/ Robert G. Wilmers
---------------------------------
Robert G. Wilmers                        Chairman of the Board, President and
                                         Chief Executive Officer and Director

/s/ Michael P. Pinto
---------------------------------
Michael P. Pinto                         Executive Vice President and Chief
                                         Financial Officer

/s/ Michael R. Spychala
---------------------------------
Michael R. Spychala                      Senior Vice President and Controller

/s/ William F. Allyn
---------------------------------
William F. Allyn                         Director

/s/ Brent D. Baird
---------------------------------
Brent D. Baird                           Director

/s/ Robert J. Bennett
---------------------------------
Robert J. Bennett                        Director

/s/ C. Angela Bontempo
---------------------------------
C. Angela Bontempo                       Director

/s/ Robert T. Brady
---------------------------------
Robert T. Brady                          Director

/s/ Michael D. Buckley
---------------------------------
Michael D. Buckley                       Director

/s/ Patrick J. Callan
---------------------------------
Patrick J. Callan                        Director

/s/ R. Carlos Carballada
---------------------------------
R. Carlos Carballada                     Director

/s/ T. Jefferson Cunningham III
---------------------------------
T. Jefferson Cunningham III              Director

---------------------------------
Donald Devorris                          Director

/s/ Richard E. Garman
---------------------------------
Richard E. Garman                        Director

                                        2

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/s/ James V. Glynn
-------------------------------
James V. Glynn                           Director

/s/ Daniel R. Hawbaker
-------------------------------
Daniel R. Hawbaker                       Director

/s/ Patrick W.E. Hodgson
-------------------------------
Patrick W.E. Hodgson                     Director

/s/ Gary Kennedy
-------------------------------
Gary Kennedy                             Director

/s/ Richard G. King
-------------------------------
Richard G. King                          Director

/s/ Reginald B. Newman, II
-------------------------------
Reginald B. Newman, II                   Director

/s/ Jorge G. Pereira
-------------------------------
Jorge G. Pereira                         Vice Chairman and Director

/s/ Robert E. Sadler, Jr.
-------------------------------
Robert E. Sadler, Jr.                    Director

/s/ Eugene J. Sheehy
-------------------------------
Eugene J. Sheehy                         Director

/s/ Stephen G. Sheetz
-------------------------------
Stephen G. Sheetz                        Director

/s/ John L. Vensel
-------------------------------
John L. Vensel                           Director

/s/ Herbert L. Washington
-------------------------------
Herbert L. Washington                    Director

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